First Internet Bancorp Announces Appointment of New Chief Financial Officer

INDIANAPOLIS, IN, August 5, 2014 – First Internet Bancorp (NASDAQ: INBK), parent company of First Internet Bank of Indiana (www.firstib.com), today announced that Kenneth Lovik has been named the Company’s new Senior Vice President and Chief Financial Officer, effective August 18, 2014. He will succeed Kay Whitaker, SVP and Chief Financial Officer. It is expected that Ms. Whitaker will assist the Company in the transition until her departure, which is expected to be September 30, 2014. Ms. Whitaker’s departure is unrelated to the Company’s financial condition, financial reporting practices or investments.

David Becker, Chairman and CEO, said, “On behalf of the Board of Directors, I thank Kay for her service to the Company. During her tenure, the Company was listed on NASDAQ, established a quarterly dividend and dividend reinvestment program, and later raised nearly $30 million in an oversubscribed public offering. We are grateful for her contributions in our first year as an SEC reporting company. We know that Kay has broader interests, and we wish her well in her future endeavors.”

Ms. Whitaker noted, “In the time I have been with the Company, assets have grown by more than a third, and the Company is well positioned for future growth and profitability. I did what I set out to accomplish and am excited to pursue my other passions, including entrepreneurial ventures – particularly those that are women-led. It has been a great privilege to work with the talented and dedicated team at First Internet Bancorp. I look forward to the opportunities ahead and wish my colleagues and the Company continued success.”

Mr. Lovik comes to First Internet Bancorp following four years at First Financial Bancorp, a $6.5 billion bank holding company headquartered in Cincinnati, OH. In that time, Mr. Lovik was responsible for managing investor relations, corporate development and capital planning. Prior to that, Mr. Lovik worked in investment banking, providing financial advisory services to financial institutions.

“Ken is joining us during a period of solid growth, and our lines of business are performing well,” Becker said. “The Bank is well capitalized by regulatory guidelines. The Board of Directors and I believe Ken will add value to the team with his financial and analytical skills and his planning capabilities as we continue to execute our strategic plan.”

About First Internet Bancorp
First Internet Bancorp (NASDAQ: INBK) became the parent company of First Internet Bank of Indiana in 2006.

About First Internet Bank
First Internet Bank of Indiana opened for business in 1999 as the first state-chartered, FDIC-insured institution to operate solely via the Internet and has customers in all 50 states. Deposit services include checking accounts, regular and money market savings accounts with industry-leading interest rates, CDs and IRAs. First Internet Bank also offers consumer loans, conforming mortgages, jumbo mortgages, construction loans, home equity loans and lines of credit, commercial real estate loans, commercial and industrial loans, and asset-based lending. In the past year, First Internet Bank was named one of the Best Banks to Work For by American Banker Magazine, a Top Workplace by The Indianapolis Star, and the top Online Originator by Mortgage Technology. For more information about the Bank, please visit www.firstib.com. The Bank is a wholly owned subsidiary of First Internet Bancorp.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

For Further Information Contact:

Media Inquiries

Nicole Lorch

(317) 532-7906

nlorch@firstib.com

Investor Inquiries

Paula Deemer

(317) 428-4628
investors@firstib.com

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